SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 19, 2015

EVENT CARDIO GROUP INC.
(Exact name of registrant as specified in its charter)
Nevada	0-52518	20-8051714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20D Southport Lane

Boynton Beach, Florida 33436

(Address of principal executive offices)

(212) 291-0031

(Phone number, including area code)

2798 Thamesgate Dr. Mississauga, Ontario, Canada L4T 4E8

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to a Loan Agreement dated as of the 20th day of May, 2014 among 8401144 Canada Inc. formerly known as Event Cardio Group Inc. (“former ECG”), 2340960 Ontario Inc., an Ontario corporation which had been the parent of the former ECG (the “Borrower”), as borrower, Taunton Ravenscroft Inc. (“TR”), Gianfranco Bentivoglio (“JB”) and Nicholas D. Bozza (“NB” and collectively with TR and JB, the “Controlling Shareholders”), as guarantors, and 2399371 Ontario Inc., an Ontario corporation (the “Lender”), as lender (the “Loan Agreement”), the Borrower issued its promissory note dated May 20, 2014, in the original principal amount of Cdn$583,000 to Lender (the “Original Note”) to evidence the loan in such amount (the “ Original Loan”).

In connection with a share exchange whereby the registrant, Event Cardio Group, Inc., a Nevada corporation (the “Company”), acquired all of the outstanding shares of the Borrower (the “Share Exchange”), the Company agreed to guaranty the Borrower’s obligations under the Loan Agreement and pledge the shares of the Borrower that the Company acquired in the Share Exchange to Lender as security for the Company’s guaranty of the Borrower’s obligations with respect to the Loan. The guaranty is secured by a lien on all of the Company’s assets. In addition, the Controlling Stockholders guaranteed the Borrower’s obligations under the Loan Agreement with recourse exclusively to the shares of the Company’s common stock that they acquired in the Share Exchange.

On August 19, 2015, the Company and the Lender confirmed their agreement to extend the maturity date of the Original Note to June 1, 2016 and the Lender has agreed to lend an additional Cdn$63,855 (the “Additional Loan”) to the Borrower. Interest on the Original Note and the promissory note of the Company in the principal amount of Cdn$63,855 evidencing its obligation to repay the Additional Loan (the “New Note”) bear interest at the rate of 12% per annum compounded monthly until paid in full. The maturity date of the New Note is also June 1, 2016.

The Company has entered into a Security Agreement with the Lender in which it grants the Lender a security interest in all of its assets to secure its obligation to pay amounts due under the Original Note and the New Note.

As additional consideration for the extension of the Original Note and the making of the Additional Loan, the Company issued to Lender 600,000 shares of its common stock and warrants to purchase an additional 600,000 shares of the Company’s common stock, exercisable for a period of four years, at a price of ten cents ($0.10) per share. The shares of common stock and warrants issued to the Lender were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number   Description

10.1	Promissory Note dated July 27, 2015 in the principal amount of $Cdn583,000 payable to 2399371 Ontario, Inc.
10.2	Security Agreement dated as of July 27, 2015 between the Company and 2399371 Ontario, Inc.
10.3	Warrant to purchase 600,000 shares of Common Stock issued to 2399371 Ontario, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2015

EVENT CARDIO GROUP INC.

By:	/s/ John Bentivoglio
John Bentivoglio
Chief Executive Officer